UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)   The 2014 Annual Meeting of Shareholders of Textron was held on April 23, 2014.

The results of the voting on the matters submitted to our shareholders are as follows:

1.     The following persons were elected to serve as directors until the next annual shareholders’ meeting and received the following votes:

	For	Against	Abstain	Broker Non- Vote
Scott C. Donnelly	231,740,558	5,327,257	1,252,794	18,582,994
Kathleen M. Bader	231,578,047	5,141,620	1,600,942	18,582,994
R. Kerry Clark	231,540,255	5,162,137	1,618,217	18,582,994
James T. Conway	232,566,030	4,340,273	1,414,306	18,582,994
Ivor J. Evans	226,975,050	9,600,867	1,744,692	18,582,994
Lawrence K. Fish	230,756,160	5,902,589	1,661,860	18,582,994
Paul E. Gagné	231,135,057	5,482,815	1,702,737	18,582,994
Dain M. Hancock	232,398,992	4,304,085	1,617,532	18,582,994
Lord Powell of Bayswater KCMG	229,130,052	7,084,591	2,105,966	18,582,994
Lloyd G. Trotter	232,327,669	4,390,346	1,602,594	18,582,994
James L. Ziemer	232,571,944	4,174,634	1,574,031	18,582,994

2.     The advisory (non-binding) resolution to approve the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
216,739,132	16,611,498	4,969,979	18,582,994

3.     The appointment of Ernst & Young LLP by the Audit Committee as Textron’s independent registered public accounting firm for 2014 was ratified by the following vote:

For	Against	Abstain	Broker Non-Vote
253,051,808	2,641,034	1,210,761	—

4.     The shareholder proposal relating to shareholder action by written consent was rejected by the following vote:

For	Against	Abstain	Broker Non-Vote
82,809,869	152,048,552	3,462,188	18,582,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

	By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General
Counsel and Secretary

Date: April 28, 2014